Exhibit (d)(35)

Schedule A

Funds and Portfolios Covered by Sub-Research Agreement

between

Fidelity International Investment Advisors (U.K.) Limited

and

Fidelity International Investment Advisors

dated as of September 16, 2004

Name of Fund	Name of Portfolio	Type of Fund	Effective Date
Fidelity Central Investment Portfolios LLC	Tactical Income Central Investment Portfolio	Fixed-Income	09/16/04
Fidelity Central Investment Portfolios LLC	1-3 Year Duration Securitized Bond Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	2-5 Year Duration Securitized Bond Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	Corporate Bond 1-5 Year Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	Corporate Bond 1-10 Year Central Fund	Fixed-Income	07/20/06
Fidelity Central Investment Portfolios LLC	Mortgage Backed Securities Central Fund	Fixed-Income	07/20/06

Agreed and Accepted as of July 20, 2006
Fidelity International Investment Advisors (U.K.) Limited	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Fidelity International Investment Advisors
By: /s/Richard Wane	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	By: /s/David J. Saul
Name: Richard Wane	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Name: David J. Saul
Title: Director	\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\\	Title: Director